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                                                                    Exhibit 21.1

                                      FLOWSERVE CORPORATION
                                      LIST OF SUBSIDIARIES

                                                                         JURISDICTION                 PERCENTAGE
NAME OF SUBSIDIARY                                                     OF INCORPORATION                 OWNED
------------------                                                     ----------------                 -----
Byron Jackson Argentina I.C.S.A.                                           Argentina                     100%
Durametallic Argentina S.A.                                                Argentina                     100%
Flowserve FSD Pty. Ltd.                                                    Australia                     100%
Flowserve Australia Pty. Ltd.                                              Australia                     100%
Flowserve Pty. Ltd.                                                        Australia                     100%
Flowserve Dichtungstechnik Gesellschaft m.b.H                               Austria                      100%
Flowserve (Barbados), Ltd. Foreign Sales Corporation                       Barbados                      100%

Flowserve SRD S.A.                                                          Belgium                      100%
Flowserve FSD N.V.                                                          Belgium                      100%
Durco Europe S.A. Coordination Center                                       Belgium                      100%
Flowserve RED S.A.                                                          Belgium                      100%
Flowserve Ltda                                                              Brazil                       100%
Flowserve Inc.                                                              Canada                       100%
Flowserve S.A.S                                                             France                       100%
Flowserve Essen GmbH                                                        Germany                      100%
Flowserve Dortmund Verwaltungs GmbH                                         Germany                      100%
Flowserve Dortmund GmbH & Co. KG                                            Germany                      100%
Flowserve Ahaus GmbH                                                        Germany                      100%
Flowserve Microfinish Pumps Pvt. Ltd.                                        India                       76%
Flowserve India Controls Pvt. Ltd.                                           India                       95%
Flowserve Microfinish Valves Pvt. Ltd.                                       India                       76%
PT Flowserve                                                               Indonesia                     75%
Flowserve Ireland Limited                                                   Ireland                      100%
Flowserve Spa                                                                Italy                       100%
Byron Jackson K.K.                                                           Japan                       100%
Flowserve Japan K.K.                                                         Japan                       100%
Ebara-ByronJackson K.K.                                                      Japan                       50%
Flowserve Sdn. Bhd.                                                        Malaysia                      70%
Flowserve (Mauritius) Corporation                                          Mauritius                     100%
Flowserve S.A. de C.V.                                                      Mexico                       100%
Flowserve B.V.                                                            Netherlands                    100%



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
                                                                         JURISDICTION                 PERCENTAGE
NAME OF SUBSIDIARY                                                     OF INCORPORATION                 OWNED
------------------                                                     ----------------                 -----
Flowserve Services B.V.                                                   Netherlands                    100%
Flowserve International B.V.                                              Netherlands                    100%
Flowserve New Zealand Limited                                             New Zealand                    100%
Flowserve Abahsain Co.Ltd.                                               Saudi Arabia                    60%
Flowserve Pte. Ltd.                                                        Singapore                     100%
Valtek South Africa (Proprietary) Limited                                South Africa                    100%
Flowserve, S.A.                                                              Spain                       100%
Flowserve S.A.                                                            Switzerland                    100%
Flowserve Siam Co., Ltd.                                                   Thailand                      60%
Flowserve International Limited                                         United Kingdom                   100%
Flowserve Limited.                                                      United Kingdom                   100%
Flowserve International, Inc.                                           U.S. - Delaware                  100%
Flowserve FSD Corporation                                               U.S. - Delaware                  100%
Flowserve FCD Corporation                                               U.S. - Delaware                  100%
Flowserve RED Corporation                                               U.S.- Delaware                   100%
Flowserve Holdings, Inc.                                               U. S. - Delaware                  100%
Flowserve Management Company  (Business Trust)                         U. S. - Delaware                  100%
Durametallic Australia Holding Company                                  U.S. - Michigan                  100%
Flowserve New Mexico, Inc.                                             U.S. - New Mexico                 100%
Durametallic Uruguary                                                       Uruguay                      100%
Flowserve Venezuela S.A.                                                   Venezuela                     100%
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